Exhibit 99

NEWS RELEASE

HELMERICH & PAYNE, INC. / 1437 SOUTH BOULDER AVENUE / TULSA, OKLAHOMA

July 26, 2013

HELMERICH & PAYNE, INC. ANNOUNCES THIRD QUARTER EARNINGS

Helmerich & Payne, Inc. (NYSE: HP) reported income from continuing operations of $250,978,000 ($2.32 per diluted share) from operating revenues of $840,197,000 for its third fiscal quarter ended June 30, 2013, compared to income from continuing operations of $149,943,000 ($1.38 per diluted share) from operating revenues of $819,785,000 during last year’s third fiscal quarter, and income from continuing operations of $151,067,000 ($1.39 per diluted share) from operating revenues of $838,309,000 during the second fiscal quarter of 2013.  Included in this year’s third fiscal quarter income from continuing operations were $0.86 per share of after-tax gains related to the sale of investment securities and $0.02 per share of after-tax gains related to the sale of used drilling equipment.  Last year’s third fiscal quarter income from continuing operations included $0.01 per share of after-tax gains related to the sale of used drilling equipment, and this year’s second fiscal quarter income from continuing operations included $0.03 per share of after-tax gains related to the sale of used drilling equipment.  Net income for the third fiscal quarter of 2013 was $266,159,000 ($2.46 per diluted share), compared to net income of $149,925,000 ($1.38 per diluted share) during last year’s third fiscal quarter, and net income of $151,080,000 ($1.39 per diluted share) during this year’s second fiscal quarter.

For the nine months ended June 30, 2013, the Company reported income from continuing operations of $561,656,000 ($5.19 per diluted share) from operating revenues of $2,523,078,000, compared with income from continuing operations of $424,003,000 ($3.88 per diluted share) from operating revenues of $2,322,355,000 during the nine months ended June 30, 2012.  Included in income from continuing operations for the first nine months of fiscal 2013 were $0.91 per share of after-tax gains from the sale of investment securities and $0.08 per share of after-tax gains from the sale of used drilling equipment.  Income from continuing operations for the first nine months of fiscal 2012 included $0.08 per share of after-tax gains from the sale of used drilling equipment.  Net income for the first nine months of fiscal 2013 was $576,842,000 ($5.33 per diluted share), compared to net income of $423,930,000 ($3.88 per diluted share) during the first nine months of fiscal 2012.

Chairman and CEO Hans Helmerich commented, “In light of the challenging rig market, we are pleased with the strong quarterly results corresponding to our drilling operations.  Also during the most recent quarter, the Board approved a significant increase in dividends paid to shareholders.  After doubling the dividend at the end of last year, in June the dividend was increased again from $0.15 to $0.50 per share per quarter.  We are confident that our strong capital structure allows us to pursue growth opportunities and, at the same time, return meaningful cash to shareholders.  Relatedly, we previously announced that the Company had sold 4,000,000 shares of Atwood, representing one-half of our position at a substantial gain.  That sale fit well with our stated intention to rationalize our equity over a period of time.  That said, we have no immediate plans for further sales at this time.  So far this year, E&P spending has been disciplined in the general anticipation that oil prices would trend lower.  Instead, prices have moved well above $100 per barrel and may well drive an increase in levels of FlexRig®* demand.  We are in excellent position to quickly respond to improving market

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News Release

July 26, 2013

conditions and continue to expect the rig fleet replacement cycle to provide H&P with growth opportunities.  Our focus will remain on helping customers reduce their total well costs through applied innovations and productivity improvements, while at the same time delivering attractive returns to our shareholders.”

Segment operating income for U.S. land operations was $236,388,000 for the third fiscal quarter of 2013, compared with $235,684,000 for last year’s third fiscal quarter and $225,998,000 for this year’s second fiscal quarter.  The sequential increase in segment operating income (as compared to the immediately preceding quarter) was primarily attributable to a three percent increase in quarterly revenue days.  Also as compared to this year’s second fiscal quarter, the average rig revenue per day for the segment decreased by $95 to $28,160 and the average rig expense per day declined by $339 to $12,746.  Consequently, the average rig margin per day sequentially increased by $244 to $15,414 during this year’s third fiscal quarter.  Rig utilization for the segment was 83% for this year’s third fiscal quarter, compared with 82% for this year’s second fiscal quarter.  At June 30, 2013, the Company’s U.S. land segment had 246 active rigs (including 157 under term contracts) and 54 idle rigs (excluding two conventional rigs that were decommissioned at the end of the third fiscal quarter).

Segment operating income for the Company’s offshore operations was $14,122,000 for the third fiscal quarter of 2013, compared with $7,720,000 for last year’s third fiscal quarter and $13,650,000 for this year’s second fiscal quarter.  The sequential increase in segment operating income was primarily attributable to a higher rig margin per day, which averaged $25,108 during this year’s third fiscal quarter, compared to $24,838 during this year’s second fiscal quarter.

The Company’s international land segment operating income was $8,458,000 for this year’s third fiscal quarter, compared with $6,275,000 for last year’s third fiscal quarter and $13,169,000 for this year’s second fiscal quarter.  The sequential decline in segment operating income was primarily attributable to early termination compensation equivalent to approximately $2,600 per day that only benefited the second fiscal quarter.  Consequently, the average rig margin per day decreased to $8,591 during the third fiscal quarter of 2013 from $11,053 during the second fiscal quarter.  The number of revenue days for the third fiscal quarter sequentially increased by approximately five percent to 2,132.

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of July 26, 2013, the Company’s existing fleet included 300 land rigs in the U.S., 29 international land rigs and nine offshore platform rigs.  Included in the Company’s global fleet of 329 land rigs are 300 H&P-designed and operated FlexRigs.

Helmerich & Payne, Inc.’s conference call/webcast is scheduled to begin this morning at 11:00 a.m. ET (10:00 a.m. CT) and can be accessed at http://www.hpinc.com under Investors.  If you are unable to participate during the live webcast, the call will be archived on H&P’s website indicated above for at least one year.

This release includes “forward-looking statements” within the meaning of the

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July 26, 2013

Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties.  All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Results of Operations and Financial Condition” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.  We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact:

Investor Relations

investor.relations@hpinc.com

(918) 588-5207

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News Release

July 26, 2013

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
CONSOLIDATED STATEMENTS OF	March 31	June 30		June 30
INCOME	2013	2013	2012	2013	2012

Operating Revenues:
Drilling — U.S. Land	$685,710	$695,816	$706,786	$2,077,556	$1,983,369
Drilling — Offshore	55,605	53,859	41,617	167,182	135,830
Drilling — International Land	94,092	86,978	67,482	268,337	192,305
Other	2,902	3,544	3,900	10,003	10,851
	838,309	840,197	819,785	2,523,078	2,322,355

Operating costs and expenses:
Operating costs, excluding depreciation	461,737	450,990	463,935	1,379,598	1,303,175
Depreciation	112,433	117,790	95,182	336,822	272,404
General and administrative	32,836	31,090	25,576	96,347	79,544
Research and development	3,696	4,373	4,299	11,422	11,378
Income from asset sales	(5,313)	(4,006)	(1,862)	(14,538)	(14,365)
	605,389	600,237	587,130	1,809,651	1,652,136

Operating income	232,920	239,960	232,655	713,427	670,219

Other income (expense):
Interest and dividend income	315	341	329	1,082	1,021
Interest expense	(1,186)	(2,091)	(2,411)	(4,585)	(7,293)
Gain on sale of investment securities	—	153,369	—	162,121	—
Other	103	(1,214)	309	(3,195)	288
	(768)	150,405	(1,773)	155,423	(5,984)

Income from continuing operations before income taxes	232,152	390,365	230,882	868,850	664,235
Income tax provision	81,085	139,387	80,939	307,194	240,232
Income from continuing operations	151,067	250,978	149,943	561,656	424,003

Income (loss) from discontinued operations, before income taxes	(472)	15,181	(18)	14,701	(154)
Income tax provision	(485)	—	—	(485)	(81)
Income (loss) from discontinued operations	13	15,181	(18)	15,186	(73)

NET INCOME	$151,080	$266,159	$149,925	$576,842	$423,930

Basic earnings per common share:
Income from continuing operations	$1.41	$2.35	$1.40	$5.26	$3.94
Income from discontinued operations	$—	0.14	$—	$0.14	$—

Net income	$1.41	$2.49	$1.40	$5.40	$3.94

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July 26, 2013

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
CONSOLIDATED STATEMENTS OF	March 31	June 30		June 30
INCOME	2013	2013	2012	2013	2012

Diluted earnings per common share:
Income from continuing operations	$1.39	$2.32	$1.38	$5.19	$3.88
Income from discontinued operations	$—	$0.14	$—	$0.14	$—

Net income	$1.39	$2.46	$1.38	$5.33	$3.88

Weighted average shares outstanding:
Basic	106,326	106,430	107,016	106,206	107,196
Diluted	107,786	107,826	108,425	107,717	108,798

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July 26, 2013

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	June 30	September 30
CONSOLIDATED CONDENSED BALANCE SHEETS	2013	2012

ASSETS
Cash and cash equivalents	$480,480	$96,095
Other current assets	795,550	791,514
Current assets of discontinued operations	4,460	7,619
Total current assets	1,280,490	895,228
Investments	287,634	451,144
Net property, plant, and equipment	4,613,301	4,351,571
Other assets	16,186	23,142
TOTAL ASSETS	$6,197,611	$5,721,085

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$428,885	$376,035
Current liabilities of discontinued operations	3,969	5,129
Total current liabilities	432,854	381,164
Non-current liabilities	1,274,242	1,307,433
Non-current liabilities of discontinued operations	491	2,490
Long-term notes payable	195,000	195,000
Total shareholders’ equity	4,295,024	3,834,998

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,197,611	$5,721,085

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July 26, 2013

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	Nine Months Ended
	June 30
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2013	2012

OPERATING ACTIVITIES:
Net income	$576,842	$423,930
Adjustment for (income) loss from discontinued operations	(15,186)	73
Income from continuing operations	561,656	424,003
Depreciation	336,822	272,404
Changes in assets and liabilities	17,230	(82,428)
Gain on sale of assets and investment securities	(176,659)	(14,365)
Other	22,408	13,437
Net cash provided by operating activities from continuing operations	761,457	613,051
Net cash provided by (used in) operating activities from discontinued operations	186	(73)
Net cash provided by operating activities	761,643	612,978

INVESTING ACTIVITIES:
Capital expenditures	(618,550)	(774,243)
Proceeds from sale of assets and investment securities	253,950	31,838
Net cash used in investing activities from continuing operations	(364,600)	(742,405)
Net cash provided by investing activities from discontinued operations	15,000	—
Net cash used in investing activities	(349,600)	(742,405)

FINANCING ACTIVITIES:
Repurchase of common stock	—	(71,404)
Dividends paid	(39,519)	(22,620)
Exercise of stock options	6,118	2,374
Tax withholdings related to net share settlements of restricted stock	(1,677)	(1,514)
Increase in bank overdraft	—	3,955
Excess tax benefit from stock-based compensation	7,420	3,256
Net cash used in financing activities	(27,658)	(85,953)

Net increase (decrease) in cash and cash equivalents	384,385	(215,380)
Cash and cash equivalents, beginning of period	96,095	364,246
Cash and cash equivalents, end of period	$480,480	$148,866

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July 26, 2013

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
SEGMENT REPORTING	2013	2013	2012	2013	2012
	(in thousands, except days and per day amounts)
U.S. LAND OPERATIONS
Revenues	$685,710	$695,816	$706,786	$2,077,556	$1,983,369
Direct operating expenses	354,170	348,850	382,418	1,064,088	1,057,622
General and administrative expense	9,057	9,284	7,227	27,662	22,720
Depreciation	96,485	101,294	81,457	289,032	232,678
Segment operating income	$225,998	$236,388	$235,684	$696,774	$670,349

Revenue days	21,847	22,510	21,977	66,100	64,389
Average rig revenue per day	$28,255	$28,160	$28,096	$28,152	$27,537
Average rig expense per day	$13,085	$12,746	$13,337	$12,821	$13,160
Average rig margin per day	$15,170	$15,414	$14,759	$15,331	$14,377
Rig utilization	82%	83%	89%	82%	90%

OFFSHORE OPERATIONS
Revenues	$55,605	$53,859	$41,617	$167,182	$135,830
Direct operating expenses	36,106	33,961	28,972	107,274	90,646
General and administrative expense	2,159	2,214	1,725	6,608	5,412
Depreciation	3,690	3,562	3,200	10,522	10,030
Segment operating income	$13,650	$14,122	$7,720	$42,778	$29,742

Revenue days	720	728	606	2,184	1,930
Average rig revenue per day	$60,536	$61,380	$49,539	$61,289	$51,013
Average rig expense per day	$35,698	$36,272	$32,638	$36,043	$31,020
Average rig margin per day	$24,838	$25,108	$16,901	$25,246	$19,993
Rig utilization	89%	89%	74%	89%	77%

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July 26, 2013

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
SEGMENT REPORTING	2013	2013	2012	2013	2012
	(in thousands, except days and per day amounts)
INTERNATIONAL LAND OPERATIONS
Revenues	$94,092	$86,978	$67,482	$268,337	$192,305
Direct operating expenses	71,692	68,310	52,495	208,641	154,296
General and administrative expense	910	976	939	2,925	2,512
Depreciation	8,321	9,234	7,773	26,033	22,257
Segment operating income	$13,169	$8,458	$6,275	$30,738	$13,240

Revenue days	2,023	2,132	1,852	6,392	5,342
Average rig revenue per day	$40,677	$35,955	$33,362	$37,294	$31,974
Average rig expense per day	$29,624	$27,364	$25,658	$27,991	$24,775
Average rig margin per day	$11,053	$8,591	$7,704	$9,303	$7,199
Rig utilization	78%	80%	77%	81%	77%

Operating statistics exclude the effects of offshore platform management contracts, gains and losses from translation of foreign currency transactions, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

U.S. Land Operations	$68,421	$61,944	$89,313	$216,724	$210,294
Offshore Operations	$6,130	$4,045	$3,550	$16,434	$13,615
International Land Operations	$11,804	$10,323	$5,696	$29,955	$21,499

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July 26, 2013

Segment operating income for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense.  The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The following table reconciles operating income per the information above to income from continuing operations before income taxes as reported on the Consolidated Statements of Income (in thousands).

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
	2013	2013	2012	2013	2012
Operating income
U.S. Land	$225,998	$236,388	$235,684	$696,774	$670,349
Offshore	13,650	14,122	7,720	42,778	29,742
International Land	13,169	8,458	6,275	30,738	13,240
Other	(2,539)	(2,464)	(2,161)	(6,638)	(5,782)
Segment operating income	$250,278	$256,504	$247,518	$763,652	$707,549
Corporate general and administrative	(20,710)	(18,616)	(15,685)	(59,152)	(48,900)
Other depreciation	(3,307)	(3,096)	(2,041)	(9,337)	(5,265)
Inter-segment elimination	1,346	1,162	1,001	3,726	2,470
Income from asset sales	5,313	4,006	1,862	14,538	14,365
Operating income	$232,920	$239,960	$232,655	$713,427	$670,219

Other income (expense):
Interest and dividend income	315	341	329	1,082	1,021
Interest expense	(1,186)	(2,091)	(2,411)	(4,585)	(7,293)
Gain on sale of investment securities	—	153,369	—	162,121	—
Other	103	(1,214)	309	(3,195)	288
Total other income (expense)	(768)	150,405	(1,773)	155,423	(5,984)

Income from continuing operations before income taxes	$232,152	$390,365	$230,882	$868,850	$664,235

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